 Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended October 31, 2020

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$25,966,915
Unrealized Gain (Loss) on Market Value of Futures	28,107,414
Dividend Income	483
Interest Income	13,855
ETF Transaction Fees	4,000
Total Income (Loss)	$54,092,667

Expenses
General Partner Management Fees	$201,885
Professional Fees	44,975
Brokerage Commissions	123,601
Directors' Fees and insurance	6,756
NYMEX License Fee	5,047
SEC & FINRA Registration Expense	27,900
Total Expenses	$410,164
Net Income (Loss)	$53,682,503

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 10/1/20	$316,523,130
Additions (9,700,000 Shares)	106,817,251
Withdrawals (10,400,000 Shares)	(131,535,763)
Net Income (Loss)	53,682,503

Net Asset Value End of Month	$345,487,121
Net Asset Value Per Share (27,184,588 Shares)	$12.71

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2020 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596